POWER OF ATTORNEY

The undersigned hereby constitutes and appoints

Lawrence Rychlak as his attorney-in-fact and agent

with full power of substitution and resubstitution,

from such person and in each person's name, place,

and stead, in any and all capacities, to sign any and

all registration statements, amendments (including

post-effective amendments) to any registration

statement, or, with all exhibits thereto and all

documents in connection therewith, as well as any

Form 3, 4, or 5 under Section 16 of the Securities

and Exchange Act of 1934, with the Securities and

Exchange Commission, granting unto said

attorney-in-fact and agent full power and authority

to do and perform each and every act and thing

requisite or necessary to be done as fully to all

intents and purposes as he might or could do in

person, hereby ratifying and confirming all that

said attorney-in-fact and agent may lawfully do or

cause to be done by virtue hereof.

Name                     Title                         Date

Manu Parpia       Director                   April 20, 2011